                              MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of September 25, 2003
(the "Effective Date") by and between Pinnacle Towers Acquisition Inc., for itself and on behalf of any of its operating subsidiaries or affiliates
("NewCo") and Pinnacle Towers Inc., a Delaware corporation ("Pinnacle").

                                    RECITALS

WHEREAS, NewCo and/or any of its operating subsidiaries or affiliates currently or in the future will own, control, or otherwise hold an interest (including management and/or agency interests/rights) in and to multiple telecommunications sites throughout the United States (hereinafter each such site and the improvements thereon, whether now or hereafter acquired by Newco, shall be, as applicable, referred to herein individually and/or collectively as the
"Property"); and

WHEREAS, Pinnacle manages, markets, maintains and operates telecommunication sites for itself and third parties; and

WHEREAS, NewCo wishes to engage Pinnacle to provide certain site management services more particularly described in this Agreement.

                              OPERATIVE PROVISIONS

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, as well as other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. RECITALS. The above recitals are true and correct and are incorporated herein by this reference.

2. APPOINTMENT OF MANAGER. NewCo hereby engages Pinnacle to provide the Services
(as hereinafter defined) for the Term (as hereinafter defined) of this
Agreement. Pinnacle shall have the exclusive right to provide the Services with regard to the Property for the duration of this Agreement.

3. SCOPE OF SERVICES. During the Term of this Agreement, Pinnacle shall, subject to the terms hereof; assist Newco in connection with the performance of those functions reasonably necessary to maintain, market, operate, manage and/or administer the Property (the "Services"), as determined by Pinnacle from time to time, in its reasonable discretion. Notwithstanding anything contained herein to the contrary, Pinnacle shall, at all times exercise its discretion in a manner comparable to that which it would exercise with regard to its own sites. It is the intention of the parties to hereby bestow upon Pinnacle the broadest range of rights reasonably required to assist Newco in connection with the use, operation, improvement and/or maintenance of the Property. Accordingly,
Pinnacle's assistance to Newco shall include the following:

     a. Pinnacle will use commercially reasonable efforts to apply for, obtain and maintain, in the name of Newco, or, if required, Pinnacle, all licenses and permits reasonably required for the operation of the Property as a telecommunications site, or for the management, marketing and operation of the
Property; provided, however, Pinnacle shall be solely responsible for obtaining and maintaining any professional or business licenses or permits required by any governmental authority or authorities having jurisdiction over the Property in order for Pinnacle to manage the Property pursuant to the terms hereof. Newco will fully cooperate with Pinnacle in this regard, and shall supply such information and materials as Pinnacle may need to fulfill its obligations under this paragraph. The cost of complying with this paragraph shall be Newco's responsibility and shall be considered an Operating Expense (as defined below), shall be included in the Budget (defined below), and will be paid out of the
Operating Account (defined below).

     b. Pinnacle shall market and procure leases with third party customers for the Property, including, without limitation, locating potential customers, negotiating leases with such customers, and executing leases as agent for Newco
(in accordance with the procedures which hereinafter follow). Pinnacle shall have complete discretion to negotiate all of the terms of each lease, both economic and non-economic, as well as complete authority to negotiate and execute amendments thereto. In each such instance, however, Pinnacle will employ the same standards it uses in connection with its own properties. Pinnacle shall maintain all information relevant to each tenant lease in its database and accounting systems.

     c. Pinnacle shall invoice rent and other amounts due under any lease pertaining. to the Property, use commercially reasonable efforts to collect rent and other payments due under any such lease, and otherwise use reasonable efforts to assist Newco in connection with tenant lease compliance. Pinnacle shall cause all finds collected by it on behalf of Newco to be placed into the
Operating Account (as defined hereafter). Newco hereby authorizes Pinnacle to undertake any action Pinnacle deems to be necessary to enforce lease terms, in
Pinnacle's reasonable discretion. Such authorization shall include, without limitation, the right to pursue (or to not pursue) rent delinquencies and/or underpayments, lease termination, eviction, collection (through judicial process or otherwise), settlement, and/or otherwise pursue any other remedy available under any tenant lease. Newco shall use reasonable efforts to cooperate in connection therewith, to the extent required. Pinnacle shall also have the right, in its reasonable discretion, to compromise, settle, and/or resolve claims and/or disputes with regard to tenant leases, including, without limitation, rent or other fees due thereunder. In each instance for which
Pinnacle shall have the right to exercise its discretion pursuant hereto,
Pinnacle shall nonetheless employ the same standards it uses in connection with its own properties.

     d. Pinnacle shall provide monthly financial statements, as well as a report identifying the balances held in the Operating Account (as hereinafter defined)
maintained pursuant to this Agreement and detailing all receipts and expenditures. NewCo may, upon not less than two business day's prior written notice to Pinnacle,

inspect and audit during normal business hours Pinnacle's books and records relating to the performance of the Services under this Agreement.

     e. Pinnacle shall use commercially reasonable efforts to monitor Newco's real property rights in accordance with Pinnacle's normal practices, and shall report and assist in the resolution of any discovered material deficiency, also in accordance with Pinnacle's normal practices, and to the extent deemed necessary by Pinnacle employing the same standards it would employ with regard to its own properties.

     f. Pinnacle shall periodically perform site inspections of the Property in accordance with Pinnacle's normal practices. Any material deficiencies will be noted and resolved in accordance with Pinnacle's normal practices, to the extent deemed necessary by Pinnacle employing the same standards it employs with regard to its own properties.

     g. Pinnacle shall provide site specific monitoring and maintenance in accordance with Pinnacle's normal practices, to the extent deemed necessary by
Pinnacle employing the same standards it employs with regard to its own properties.

     h. Pinnacle shall use reasonable efforts to assist Newco in connection with the performance of any obligation required of Newco or, as applicable, Newco's subsidiaries/affiliates, pursuant to any management agreement, agency agreement, or other agreement related to any Property. In connection therewith, Pinnacle will at all times comply with the terms of the underlying agreement, and shall, at a minimum, employ the same standards and practices it employs in connection with its own properties.

     i. Pinnacle shall prepare and submit to Newco for approval annually an operating budget for the Property setting forth in reasonable detail the anticipated Operating Expenses (as hereinafter defined) for the ensuing operating year (the `Budget"). The Budget shall be furnished to Newco no later than November 1st of each year for the following calendar year. Operating
Expenses shall mean all costs and expenses directly related to the use, operation, improvement and maintenance of the Property. Pinnacle is hereby authorized to evaluate the propriety of, and, if deemed advisable by Pinnacle, to incur any Operating Expense on behalf of Newco, the necessity, nature and amount of which may be determined in Pinnacle's reasonable discretion in accordance with the Budget, but in each instance employing the same standards it would use in connection with its own properties.

     j. Pinnacle and/or Newco shall establish, and Pinnacle shall maintain and have full and complete access to, an operating bank account in the name of Newco
(the "Operating Account"). The Operating Account shall not be commingled with
Pinnacle's accounts. All tenant lease payments, fees from management contracts, deposits, commissions, and any other revenue generated from agreements related to the Property shall be placed into the Operating Account as soon as possible, but no later than the second business day following receipt. All Operating
Expenses and the Service Fee (as hereinafter defined) will be funded through the
Operating Account, and Pinnacle shall

have no obligation to subsidize, incur, or authorize any Operating Expense that cannot, or will not be paid by or through the Operating Account. Newco will insure that there are sufficient funds in the Operating Account at all times to satisfy all Operating Expenses and the Service Fee. Notwithstanding anything to the contrary set forth herein, if the funds in the Operating Account are insufficient to make the disbursements required to be made from the Operating
Account according to the terms hereof, Newco shall, within five (5) days after being notified by Pinnacle of the existence and amount of the deficiency in the
Operating Account, deposit such amount into the Operating Account.

4. EXECUTION AUTHORITY. During the term hereof, the parties recognize that
Pinnacle will be acting as the exclusive agent for Newco with regard to the operation, management, and leasing of the Property. Newco hereby grants to
Pinnacle the exclusive right and authority to negotiate, execute, and implement, for and on behalf of Newco, such leases, easements, contracts, agreements, permits, licenses, registrations, approvals, amendments and other instruments, documents, or agreements related to the Property which Pinnacle, in its sole and absolute discretion, deem necessary or advisable. Pinnacle shall have the right, as agent for Newco, to negotiate, in its sole and absolute discretion, the terms and provisions thereof, as well as modifications and amendments thereto. In each such instance, however, Pinnacle will employ the same standards it would employ in connection with its own properties. To the extent required, Newco will, upon request, execute such other or further documents as may be required to more completely effect this provision, including a power of attorney (or other similar authorizations), as well as a memorandum of this provision confirming
Pinnacle's authority hereunder.

5. COOPERATION. Newco will use its reasonable efforts to cooperate with Pinnacle in connection with the performance of any responsibility required hereunder or otherwise related to the Property, to the extent reasonably required. Such cooperation shall include, without limitation, executing such documents and/or performing such acts as may be required to protect, preserve, enhance, and/or maintain the Property and/or the Operating Account. Such cooperation shall also include executing such documents as may be reasonably required to accommodate a tenant and/or its installations.

6. TERM. This Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of twenty four (24) months (the "Initial
Term"), unless sooner terminated in accordance herewith. After the Initial Term, this Agreement shall automatically renew on a year-to-year basis, with all terms and conditions remaining in full force and effect, unless either patty gives notice of its election to cancel this Agreement thirty (30) days prior to the beginning of any renewal term. Collectively, the Initial Term and each renewal term are sometimes referred to herein as the "Term."

7. TERMINATION. Either party may terminate the Agreement at any time by serving upon the other sixty (60) days written notice to the other. Notwithstanding the provision above, this Agreement may be terminated for Cause (as hereinafter defined) by Newco upon at least five (5) days' prior written notice to Pinnacle.
For the purposes of this

Agreement, "Cause" shall mean (i) fraud, misappropriation or embezzlement by
Pinnacle involving Newco's property or other wrongful act by Pinnacle that substantially impairs the goodwill or business of Newco or the Property or that causes substantial damage to Newco's property, goodwill or business; or (ii)
continued failure by Pinnacle to substantially perform its duties and obligations owing to Newco under this Agreement, after a written demand for performance by Pinnacle is delivered to Pinnacle by Newco that specifically identifies the manner in which Newco believes that Pinnacle has not substantially performed its duties and after Pinnacle has been given at least thirty (30) days in which to cure such performance deficiencies. In the event of any termination of this Agreement for any reason, Pinnacle shall return to Newco all original documents in its possession and shall provide, electronically, such other information as Newco may reasonably request, to the extent such information has been maintained by Pinnacle pursuant to the terms hereof.

8. COMPENSATION. In consideration of the Services to be performed by Pinnacle under this Agreement, NewCo agrees to pay to Pinnacle the fees specified on
Schedule A (collectively the "Service Fee"). Such fees shall be due and payable on or before the first day of each month during the Term, and may be deducted from the Operating Account by Pinnacle. Notwithstanding the foregoing, in no event shall the amount paid to Pinnacle pursuant to this Agreement in any tax year exceed the maximum amount that can be paid to Pinnacle in such year without causing Pinnacle to fail to meet the requirements of Sections 856(c)(2) and (3)
of the Internal Revenue Code of 1986 (the "Code"), as amended (the "REIT
Requirements") for such year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and
856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Pinnacle. If the amount payable for any tax year under the preceding sentence is less than the amount which NewCo would otherwise be obligated to pay to Pinnacle pursuant to this Agreement, NewCo shall place the remaining portion of the amount due pursuant to this Agreement in escrow. Such escrowed amounts shall be released to Pinnacle upon receipt of (i) an opinion of
Pinnacle's tax counsel to the effect that such amounts would constitute
Qualifying Income to Pinnacle, or (ii) a letter from Pinnacle's independent accountants indicating the maximum amount that can be paid at that time to
Pinnacle without causing Pinnacle to fail to meet the REIT Requirements for any relevant taxable year, together with either Internal Revenue Service rulings issued to Pinnacle or an opinion of Pinnacle's tax counsel to the effect that the payment would not be treated as includable in the income of Pinnacle for any prior taxable year.

9. INDEMNIFICATION BY NEWCO. Newco hereby agrees to indemnify, defend and hold harmless Pinnacle, its subsidiaries, affiliates, directors, managers, officers and employees from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, arising from or relating to (1) the Property and/or any tenant/customer thereon and/or any agreement associated therewith, except to the extent caused by Pinnacle's negligence or willful misconduct, (2) Newco's, or its directors', officers', employees', contractors',

subcontractors', agents' or representatives' breach of any representation, warranty or covenant contained in this Agreement.

10. INDEMNIFICATION BY PINNACLE. Pinnacle agrees to indemnify, defend and hold harmless Newco, its directors, officers and employees from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, arising from or relating to Pinnacle's, or its directors', Pinnacles', officers', employees', contractors', subcontractors', agents' breach of any representation, warranty or covenant contained in this Agreement, including Pinnacle's failure to fully and timely perform its obligations hereunder and Pinnacle's failure or refusal to comply with or abide by, whether on its own or Newco's behalf, any rule, order, determination, ordinance, or law of any federal, state or municipal authority where compliance with the same is the sole responsibility of Pinnacle, either under this Agreement or otherwise. The provisions of this Article and the preceding Article shall survive the termination of this Agreement.

11. LIMITATION OF LIABILITY. NO PARTY WILL BE LIABLE TO THE OTHER FOR SPECIAL,
INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF
PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS
UNDER, OR BREACH OF, THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES OR LOSS OF
PROFITS ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST
WHICH A PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY ANOTHER
PARTY TO THIS AGREEMENT.

12. PINNACLE REPRESENTATIONS. Pinnacle represents that (i) it will render the
Services under this Agreement in accordance with customary industry standards;
(ii) it has the requisite skill to perform the Services required hereunder; and
(iii) it shall comply with all federal, state and local laws, rules and regulations applicable to the provision of the Services hereunder, including, without limitation, applicable Occupational Safety and Health Administration and
Federal Communications Commission rules and regulations. Except as specified in this Agreement, Pinnacle makes no representation or warranty, including, without limitation, any representation or warranty with regard to the Property, the customers thereon, or the marketing prospects thereof. Further, Newco recognizes that Pinnacle engages in business activities that may be in competition with the
Property and/or the business thereon, and that nothing contained in this
Agreement shall in any way preclude Pinnacle or its affiliates, subsidiaries, officers, employees, and agents from engaging in any business activity
(including the operation, maintenance, leasing, and/or marketing of its own properties or the property of others), even if, by doing so, such activities could be construed to be in competition with the business activities of Newco or its Property.

13. INSURANCE. Pinnacle shall procure and maintain policies of insurance, at
Newco's cost and expense, insuring Pinnacle and Newco from all claims or actions for bodily injury, for property damage and for other matters, arising from, related to, or connected with the Property, in such form, amounts and coverages, and for such time periods, as Pinnacle would procure for its own properties for protection against claims, liabilities and losses arising out of or connected with the Property. The cost of any such insurance shall be treated as an
Operating Expense hereunder. Pinnacle will furnish Newco with certificates of insurance evidencing that the said insurance is in effect at the inception of this Agreement and when coverage is renewed or replaced, which will include provisions to the effect that Newco will be given at least thirty (30) days'
prior written notice of cancellation or non renewal of or any material change in any of the aforesaid policies.

14. PROPERTY DAMAGE/RESTORATION. If all or any part of any Property shall be damaged or destroyed, Newco shall, to the extent required by its tenant leases, restore such Property in the manner and timeframe required by the tenant leases.
If Newco fails to timely and/or otherwise restore a Property, this Agreement shall terminate with regard to the applicable Property so damaged.

15. CONDEMNATION. In the event of a taking of an individual Property, this
Agreement shall terminate as of the date of the taking with respect to the applicable Property so taken.

16. DEFAULT. The failure of a party to perform any of the covenants of this
Agreement shall constitute a default. The non-defaulting party shall give the other written notice of such default, and the defaulting party shall cure the default within thirty (30) days after receipt of such notice. In the event any such default cannot reasonably be cured within such thirty (30) day period, if the defaulting party shall proceed promptly after the receipt of such notice to cure such default, and shall pursue curing such default with due diligence, the time for curing shall be extended for such period of time as may be necessary to complete such curing, however, in no event shall this extension of time be in excess of sixty (60) days, unless agreed upon by the non-defaulting party.
Should the defaulting party fail to cure a default under this Agreement, the other party shall have all remedies available either at law or in equity, including the right to specific performance and the right to terminate this
Agreement.

17. TRANSFER OF TITLE. NewCo may freely assign or transfer its interest in any or all of the Property that is the subject of this Agreement. In the event of such an assignment or transfer, this Agreement shall terminate with regard to the transferred Property.

18. ACCESS. Pinnacle and its agents, contractors, and other authorized guests shall have free, unrestricted access to the Property at all times.

19. ASSIGNMENT. This Agreement may not be assigned (whether by operation of law or otherwise) without the prior written consent of the other party hereto, except either party may, without the consent of the other, assign this Agreement to an affiliate or subsidiary thereof.

20. NO PARTNERSHIP. The parties do not intend to create any partnership or joint venture. Nothing in this Agreement shall constitute or be construed to be any other relationship other than that expressly provided in this Agreement.

21. CONFIDENTIALITY. Without the consent of the other party hereto, the terms and provisions of this Agreement shall not be disclosed by either party hereto to any third party other than to their respective affiliates, subsidiaries, officers, directors, employees, lenders, attorneys, and other advisors who have a legitimate need to know the terms and provisions hereof. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any information that is not necessary to understanding the tax treatment and tax structure of the transactions contemplated herein (including, without limitation, the identity of the parties, any information that could lead another to determine the identity of the parties, or any other information to the extent that such disclosure could result in a violation of any federal or state securities law).

22. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same
Agreement.

23. HEADINGS. Section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define, limit or expand the scope, extent or intent of this Agreement.

24. FURTHER ACTION. Each party agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this
Agreement.

25. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and may be delivered personally or by commercial overnight carrier, telecopied, telegraphed, telexed, or mailed (postage prepaid via the US postal service) to the applicable party at the following address (or at such other address as the party may designate in writing from time to time); however, any such notice or communication shall be deemed to be delivered only when actually received by the party to whom it is addressed:

                  NewCo
                  c/o Fortress Investment Group LLC
                  1251 Avenue of the Americas
                  16th Floor
                  New York, New York 10020

                  Pinnacle Towers Inc.
                  301 North Cattlemen Rd.

                  Suite 300
                  Sarasota, FL 34232

26. AMENDMENTS AND WAIVER. This Agreement, together with any schedules and exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and will supersede all previous proposals, both oral and written, negotiations, representations, commitments, writings, agreements and all other communications between the parties. The provisions of this Agreement may not be modified, supplemented or amended except by a writing signed by the parties hereto.

27. GOVERNING LAW. The laws of the state of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto. Venue for any action to enforce the terms hereof shall lie in Sarasota County Florida, or the Middle District of
Florida, Tampa Division, as applicable.

28. ATTORNEYS FEES. Should any litigation be commenced between any party to this
Agreement for specific performance, injunction, declaratory relief, damages, or any other remedy provided by law, the prevailing party, in addition to such other relief as may be granted in such action, shall be entitled to recover from the losing party a reasonable sum as and for its costs and attorney's fees incurred both at and in preparation for trial and any appeal.

29. BINDING EFFECT. Except as otherwise provided in this Agreement, this
Agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

WITNESSES:                               PINNACLE TOWERS ACQUISITION INC.,
                                         a Delaware corporation

  /s/ Jonathan Ashley                    By:  /s/ Randal Nardone
------------------------------               -------------------
Print Name: Jonathan Ashley              Name:    Randal Nardone
           -------------------                 -----------------
                                         As Its:  Vice President and Secretary
                                                 -----------------------------

  /s/ Jill L. Karnell
------------------------------
Print Name:  Jill L. Karnell
             -----------------

STATE OF    NY
           -------------------
COUNTY OF   NY
           -------------------

     I, the undersigned Notary Public of said County and State, do hereby certify that on this day personally appeared before me, Randal Nardone, as Vice
President and Secretary of Pinnacle Towers Acquisition Inc., a Delaware
corporation and who is personally known to me or produced ______________________
as identification, and who acknowledged the execution of the foregoing instrument.

     WITNESS my hand and official seal this 23rd day of September, 2003.

                                              /s/ Stacey Sayetta
                                         --------------------------------------
                                         Notary Public - State of New York
                                         Printed Name:   Stacey Sayetta
                                                        -----------------------
                                         My Commission expires:    10/31/06
                                                                 --------------

                                       10

WITNESSES:                                       PINNACLE TOWERS INC.,
                                                 a Delaware corporation

  /s/ Stephen W. Crawford                        By:    /s/ David J. Grain
-------------------------------------                ---------------------
Print Name:  Stephen W. Crawford                 Name:      David J. Grain
                                                       -------------------
                                                 As Its:    President

   /s/ Nina Bauman                                      ------------------
-------------------------------------
Print Name:  Nina Bauman
             ------------------------

STATE OF     Florida
         --------------
COUNTY OF    Sarasota
         --------------

     I, the undersigned Notary Public of said County and State, do hereby certify that on this day personally appeared before me, David J. Grain, as
President of Pinnacle Towers Inc., a Delaware corporation and who is personally known to me or produced _______________________ as identification, and who acknowledged the execution of the foregoing instrument.

     WITNESS my hand and official seal this 25th day of September, 2003.

                                       /s/ Bonnie Bowers
                                     --------------------------------------
                                     Notary Public - State of  Florida
                                                              -------------
                                     Printed Name:    Bonnie Bowers
                                                    -----------------------
                                     My Commission expires:   4/3/07
                                                             --------------

                                       11

                                   SCHEDULE A
                                 "SERVICE FEES"

                                       12

SCHEDULE A

Initial set up fees:

     Per Lease    $  25
     Per Site     $ 100

Monthly Service Fees - in place leases      12% of collected revenue

Monthly Service Fees - new leases           15% of collected revenue

For sites managed for other owners/landlords by Newco, Pinnacle's fee shall be the Monthly Servicing Fee stated above unless the Monthly Servicing Fee is greater than 90% of Newco's management fee in which case Pinnacle's management fee shall be 90% of Newco's management fee

Termination Fee

     Per Lease  $  25
     Per Site   $ 100

                                       13